UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [  ]

Check the appropriate Box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12

ProLung, Inc.

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On November 9, 2018, ProLung, Inc. (the “Company”) sent the following email to the Company’s stockholders in connection with the Company’s 2018 annual meeting of stockholders scheduled to be held on December 3, 2018.

Subject: Hold the date for 2018 Annual Shareholder Mtg on Mon, Dec 3

Dear ProLung Shareholders and Friends,

Please tentatively ‘hold the date’ for our 2018 Annual Shareholder Meeting on Monday, December 3rd. We will distribute a Proxy Statement with final details by mail and/or provide an online link.

When:
Monday, December 3, 2018 @ 10:30am MT

Where:
Hilton Garden Inn Downtown (Wasatch Room)
250 West 600 South
Salt Lake City, Utah 84101

Please reply to this email if you have any comments, questions or suggestions for our 2018 Annual Shareholder Meeting.

November is also Lung Cancer Awareness Month

Throughout the month, ProLung will introduce you to a number of leading patient advocacy groups that are making a difference. Lung cancer is severely under-prioritized and unfairly stigmatized. As the leading cause of cancer death in the USA and worldwide, It’s About Time™ the world focused on lung cancer patients’ unmet needs.

We also invite you to follow us on social media where we share updates. Links to our pages can be found at the bottom of this email (@ProLungInc).

About ProLung, Inc.

The mission of ProLung, Inc. is to make a difference in time for lung cancer patients. ProLung is a world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of lung cancer. The Company develops, tests, and commercializes solutions which may shorten the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area and investigational use in the USA.

Important Additional Information and Where to Find It

The Company has filed a preliminary proxy statement and form of associated WHITE proxy card (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2018 annual meeting of stockholders scheduled to be held on December 3, 2018 (the “Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from Company stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in the Company’s securities are not reported or have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC and available at the Company’s website at www.prolunginc.com. Details concerning the nominee of the Company’s Board for election at the Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s stockholders will also be able to obtain a copy of the definitive proxy statement and other relevant filed documents free of charge by directing a written request to Jared Bauer, Interim Chief Executive Officer of the Company, 757 East South Temple, Suite 150, Salt Lake City, Utah 84012, or from the investor relations section of the Company’s website at www.prolunginc.com.

Forward-Looking Statements

Statements included herein may contain forward-looking statements regarding projected business performance, operating results, financial condition and other aspects of the Company, expressed by such language as “expected,” “anticipated,” “projected” and “forecasted.” Please be advised that such statements are estimates only and there is no assurance that the results stated or implied by forward-looking statements will actually be realized by the Company. Forward-looking statements may be based on management assumptions that prove to be wrong. The Company and its business are subject to substantial risks and potential events beyond its control that would cause material differences between predicted results and actual results, including the Company incurring operating losses and experiencing unexpected material adverse events.

Media Contact:

Phil Denning- ICR Inc.

Phil.Denning@icrinc.com

(646) 277-1258